                                                                  EXECUTION COPY






                               Jarden Corporation


                           The guarantors party hereto



                                   $30,000,000

                    9 3/4% Senior Subordinated Notes due 2012



                             Underwriting Agreement

                                dated May 1, 2003











                            CIBC World Markets Corp.

                         Banc of America Securities LLC

                                Table of Contents

SECTION 1.       Representations and Warranties..........................................................5
     (a)   Compliance with Registration Requirements.....................................................6
     (b)   Exchange Act Compliance.......................................................................6
     (c)   Offering Materials Furnished to Underwriters..................................................6
     (d)   Distribution of Offering Material By the Issuers..............................................6
     (e)   The Underwriting Agreement....................................................................6
     (f)   The Registration Rights Agreement and DTC Agreement...........................................7
     (g)   Authorization of the Securities...............................................................7
     (h)   Authorization of the Indenture................................................................7
     (i)   Description of the Securities and the Indenture...............................................7
     (j)   No Material Adverse Change....................................................................7
     (k)   Independent Accountants.......................................................................8
     (l)   Preparation of the Financial Statements.......................................................8
     (m)   Incorporation and Good Standing of the Company, the Guarantors and their Respective
              Subsidiaries ..............................................................................8
     (n)   Stock Exchange Listing........................................................................9
     (o)   Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required....9
     (p)   No Material Actions or Proceedings...........................................................10
     (q)   Intellectual Property Rights.................................................................10
     (r)   All Necessary Permits, etc...................................................................10
     (s)   Title to Properties..........................................................................10
     (t)   Tax Law Compliance...........................................................................10
     (u)   Company Not an "Investment Company"..........................................................11
     (v)   Insurance....................................................................................11
     (w)   No Price Stabilization or Manipulation.......................................................11
     (x)   Company's Accounting System..................................................................11
     (y)   Compliance with Environmental Laws...........................................................11
     (z)   Periodic Review of Costs of Environmental Compliance.........................................12
     (aa)  ERISA Compliance.............................................................................12
     (bb)  No Default in Senior Indebtedness............................................................13
     (cc)  Shell Subsidiaries...........................................................................13
     (dd)  Other Representations and Warranties.........................................................13

SECTION 2.       Purchase, Sale and Delivery of the Securities..........................................13
     (a)   The Securities...............................................................................13
     (b)   The Closing Date.............................................................................13
     (c)   Delivery of the Securities...................................................................13
     (d)   Delivery of Prospectus to the Underwriters...................................................13
     (e)   Delivery of Independent Underwriter..........................................................13

SECTION 3.       Additional Covenants...................................................................14
     (a)   Underwriters' Review of Proposed Amendments and Supplements..................................14
     (b)   Securities Act Compliance....................................................................14
     (c)   Amendments and Supplements to the Prospectus and Other Securities Act Matters................14
     (d)   Copies of the Prospectus.....................................................................14
     (e)   Blue Sky Compliance..........................................................................14

                                       i

     (f)   Use of Proceeds..............................................................................15
     (g)   The Depositary...............................................................................15
     (h)   Timely Exchange Act Filings..................................................................15
     (i)   Agreement Not To Offer or Sell Additional Securities.........................................15
     (j)   Future Reports to the Underwriters...........................................................15
     (k)   Contingent Payment Debt Instruments..........................................................15
     (l)   Shell Subsidiaries...........................................................................15
     (m)   Newly-Acquired Subsidiaries..................................................................16

SECTION 4.       Payment of Expenses....................................................................16

SECTION 5.       Conditions of the Obligations of the Underwriters......................................16
     (a)   Accountant's Comfort Letter..................................................................17
     (b)   Compliance with Registration Requirements; No Stop Order.....................................17
     (c)   No Material Adverse Change or Ratings Agency Change..........................................17
     (d)   Opinion of Counsel for the Company...........................................................17
     (e)   Opinion of Counsel for the Underwriters......................................................17
     (f)   Officers' Certificate........................................................................17
     (g)   Bring-down Comfort Letter....................................................................18
     (h)   Pricing Opinion of the Independent Underwriter...............................................18
     (i)   Registration Rights Agreement................................................................18
     (j)   Indenture....................................................................................18
     (k)   Credit Agreement.............................................................................18
     (l)   X Properties to Become 2002 Notes Guarantor..................................................18
     (m)   Additional Documents.........................................................................18

SECTION 6.       Reimbursement of Underwriters' Expenses................................................18

SECTION 7.       Effectiveness of this Agreement........................................................19

SECTION 8.       Indemnification........................................................................19
     (a)   Indemnification of the Underwriters..........................................................19
     (b)   Indemnification of the Company, the Guarantors, their Directors and Officers.................20
     (c)   Notifications and Other Indemnification Procedures...........................................20
     (d)   Settlements..................................................................................21

                                       ii

SECTION 9.       Contribution...........................................................................21

SECTION 10.      Termination of this Agreement..........................................................22

SECTION 11.      Representations and Indemnities to Survive Delivery....................................23

SECTION 12.      Notices................................................................................23

SECTION 13.      Successors.............................................................................24

SECTION 14.      Partial Unenforceability...............................................................24

SECTION 15.      Governing Law Provisions...............................................................24

SECTION 16.      Consent to Jurisdiction................................................................24

SECTION 17.      Default of One or More of the Underwriters.............................................24

SECTION 18.      General Provisions.....................................................................25

                             Underwriting Agreement




                                                                     May 1, 2003



CIBC WORLD MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
c/o CIBC WORLD MARKETS CORP.
425 Lexington Avenue 3rd Floor
New York, New York  10017


Ladies and Gentlemen:

              Jarden Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to CIBC World Markets Corp. and Banc of America Securities LLC (the "Underwriters"), acting severally and not jointly, the respective amounts set forth in such Schedule A of the Company's 9 3/4% Senior Subordinated Notes due 2012 (the "Notes").

              The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 102387), which registration statement contains a form of prospectus relating to the offering from time to time of up to $150,000,000 in aggregate principal amount of common stock, preferred stock, warrants, debt securities, or any combination thereof of the Company in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"). Such registration statement, as amended, has been declared effective by the Commission. In addition, the Company has prepared and will timely file with the Commission a Prospectus Supplement dated May 1, 2003 pursuant to Rule 424(b)(5) under the Securities Act in accordance with Rule 424(b)(5) under the Securities Act.

              The Notes will be issued pursuant to an indenture (the "Existing Indenture") dated as of January 29, 2003 between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the first supplemental indenture (the "Supplemental Indenture" and, together with the Existing Indenture, the "Indenture") to be entered into by the Company, the Guarantors (as defined below) and the Trustee to be dated as of the Closing Date (as defined in Section 2). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary"), pursuant to a DTC Agreement, to be dated as of the Closing Date (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

              The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Company, the Guarantors and the Underwriters, pursuant to which the Company and the Guarantors will agree to (i) file a registration statement with the Commission enabling holders of the Notes to exchange the Notes for notes issued under the same indenture as the Company's existing 9.75% Senior Subordinated Notes due 2012 (the "2002 Notes"), (ii) use commercially reasonable efforts to cause the registration statement to become effective by the Commission, and (iii) use commercially reasonable efforts to consummate the exchange offer within 365 days after the Closing Date; provided that if the Company or any Guarantor files any other registration statement (subject to certain customary exceptions) or otherwise offers securities pursuant to any registration statement, then the Company and the Guarantors shall be required to file a registration statement for the exchange offer contemporaneously therewith except if such offering is an equity offering and the underwriter for such equity offering reasonably believes that the filing of the exchange offer registration statement is reasonably likely to have an adverse effect on the equity offering.

              The payment of principal, premium and Liquidated Damages (as defined in the Registration Rights Agreement), if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the parties named in Schedule B and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the "Guarantors"), pursuant to their guarantees (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities".

              The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement (as defined), any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and the time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus, including any preliminary prospectus supplement, used in connection with the offer of any Notes prior to the date hereof and any preliminary prospectus included in the Registration Statement at the Effective Date. The form of prospectus, including any prospectus supplement, relating to the Notes as first filed pursuant to Rule 424(b)(5) after the Execution Time including the Prospectus Supplement dated May 1, 2003, or, if no filing pursuant to Rule 424(b)(5) is required, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "Prospectus." "Registration Statement" shall mean the registration statement referred to above (File No. 102387), including all documents and financial statements incorporated or deemed to be incorporated by reference therein, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective or any supplement thereto is filed prior to the Closing Date, shall also mean such registration statement as so amended or supplemented. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents and financial statements incorporated or deemed to be incorporated in any of those filings pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of such Prospectus, as the case may be, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"); and any reference herein to the terms, "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

              The Company and the Underwriters, in accordance with the requirements of rule 2710(c)(8) and Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm that CIBC World Markets Corp. will act as a qualified independent underwriter (the "Independent Underwriter") within the meaning of Section (b) (15) of Rule 2720 in connection with the offering and sale of the Notes.

                  The Company and each of the Guarantors hereby confirm their agreements with the Underwriters as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES. Each of the Company and the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Underwriter as follows:

      (a) Compliance with Registration Requirements. The Registration Statement, as of the Effective Date of the Registration Statement and as of the Closing Date (as defined) and the Prospectus, as of the date first filed in accordance with Rule 424(b)(5) under the Securities Act after the Execution Time and on the Closing Date complied and will comply, as the case may be, in all material respects with the requirements of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act. The Registration Statement has been declared effective by the Commission under the Securities Act and the Indenture has been qualified under the Trust Indenture Act; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending before or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rule 424(b) under the Securities Act. The Registration Statement, as of the Effective Date of the Registration Statement (and, if any amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the Effective Date, then at the time of the most recent such filing) and as of the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its issue date and as of the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus or (B) that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act ("Form T-1"). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described, filed or incorporated by reference therein, as required.

      (b) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) Offering Materials Furnished to Underwriters. The Company has delivered to the Underwriters conformed copies of the Registration Statement and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

      (d) Distribution of Offering Material By the Issuers. The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Prospectus or the Registration Statement (including any documents deemed to be incorporated by reference therein).

      (e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

      (f) The Registration Rights Agreement and DTC Agreement. At the Closing Date, the Registration Rights Agreement and the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, (i) in the case of the Registration Rights Agreement, the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, and (ii) in the case of the DTC Agreement, the Company, enforceable against the Company in accordance with its terms, except in both cases as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rigths Agreement may be limited by applicable law.

      (g) Authorization of the Securities.

           (i) The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

           (ii) The Guarantees of the Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, when executed by each of the Guarantors and authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

      (h) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (i) Description of the Securities and the Indenture. The Notes, the Guarantees of the Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained or incorporated by reference in the Prospectus.

      (j) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, subsequent to the respective dates as of which information is given in the Prospectus (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the

Company, the Guarantors, and their respective subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company, the Guarantors and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, the Guarantors or their respective subsidiaries, by any of the Guarantors, the subsidiaries of the Guarantors or the subsidiaries of the Company on any class of capital stock or repurchase or redemption by the Company, the Guarantors or their respective subsidiaries of any class of capital stock.

      (k) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements of the Company and its subsidiaries (which term as used in this Agreement includes the related notes thereto) filed with the Commission as part of the Registration Statement and included in the Prospectus, and who has expressed their opinion with respect to the financial statements of Diamond Brands, Inc. and its subsidiaries filed with the Commission as part of the Registration Statement and included or incorporated by reference in the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

      (l) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement or included or incorporated by reference in the Prospectus, or in any supplement thereto or amendment thereof, present fairly in all material respects the consolidated financial position of each of
(i) the Company, the Guarantors and their respective subsidiaries and (ii) Diamond Brands, Inc. and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in or incorporated by reference in the Registration Statement or included or incorporated by reference in the Prospectus under the captions "Selected Financial Data" The pro forma condensed consolidated financial statements of the Company, the Guarantors and their respective subsidiaries and the related notes thereto included or incorporated by reference in the Prospectus present fairly in all material respects the information contained or incorporated by reference therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented in all material respects on the bases described therein, and the assumptions used in the preparation thereof are appropriate in all material respects to give effect to the transactions and circumstances referred to therein.

      (m) Incorporation and Good Standing of the Company, the Guarantors and their Respective Subsidiaries. Each of the Company, the Guarantors and their respective subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate power or limited partnership power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company and each of the Guarantors, to enter into and perform their respective obligations under each of this Agreement, the Registration Rights Agreement, the Securities and the Indenture and the credit agreement, dated as of April 24, 2002 among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Canadian Imperial Bank of Commerce, as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and the other Lenders party thereto, as amended by Amendment No. 1 to Credit Agreement, dated as of September 18, 2002, Amendment No. 2 to Credit Agreement dated as of September 27, 2002 and Amendment No. 3 dated as of January 31, 2003 (as amended, the "Senior Credit Facility"), in the case of the Company, to enter into and perform its obligations under the DTC Agreement. Each of the Company, the Guarantors and their respective subsidiaries is duly qualified as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as set forth in the Registration Statement, all of the issued and outstanding capital stock or limited partnership interests, as applicable, of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for security interests, mortgages, pledges, liens, encumbrances or claims in connection with the Senior Credit Facility or except those that would not result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule C hereto.

      (n) Stock Exchange Listing. The Common Stock is registered pursuant to
Section 12b of the Exchange Act and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

      (o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Guarantors or any of their respective subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which any of them may be bound (including, without limitation, the Senior Credit Facility and letters of credit issued thereunder), or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's and the Guarantors' execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Indenture, the Company's execution, delivery and performance of the DTC Agreement and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and except, with respect to the Senior Credit Facility, as waived in accordance with the terms thereof, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Guarantors or any of their respective subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or the Guarantors' execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement or the Indenture, as applicable, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's or the Guarantors' obligations under the Registration Rights Agreement.

      (p) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's or any Guarantor's knowledge, threatened (i) against or affecting the Company, the Guarantors or any of their respective subsidiaries or (ii) that has as the subject thereof any property owned or leased by, the Company, the Guarantors or any of their respective subsidiaries, where in any such case (x) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, any Guarantor or any such subsidiary and (y) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as disclosed in the Registration Statement, no material labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company's or any Guarantor's knowledge, is threatened or imminent.

      (q) Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement, the Company, the Guarantors and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Company, the Guarantors or any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

      (r) All Necessary Permits, etc. Each of the Company, the Guarantors and their respective subsidiaries possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where failure to possess such certificates, authorizations or permits could not reasonably be expected to have a material adverse effect on such businesses, and none of the Company, the Guarantors, or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

      (s) Title to Properties. Except as otherwise disclosed in the Registration Statement, the Company, the Guarantors and each of their respective subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in this Section 1 above (and elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except those that would not result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company, the Guarantors or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, such Guarantor or such subsidiary.

      (t) Tax Law Compliance. The Company and its consolidated subsidiaries (including the Guarantors) have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them (except taxes, assessments, fines or penalties the validity of which the Company is contesting in good faith). The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in this Section 1 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the

Company or any of its consolidated subsidiaries (including the Guarantors) has not been finally determined.

      (u) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

      (v) Insurance. Each of the Company, the Guarantors and their respective subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are, in the opinion of the Company, adequate for their businesses. Each of the Company and the Guarantors have no reason to believe that it or any of its respective subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Company, the Guarantors or any of their respective subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

      (w) No Price Stabilization or Manipulation. Neither the Company nor any Guarantors has taken, nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (x) Company's Accounting System. The Company and each Guarantor maintain a system of accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (y) Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement or as would not, individually or in the aggregate, result in a Material Adverse Change (i) none of the Company, the Guarantors or any of their respective subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Guarantors or their respective subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Guarantors or any of their respective subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Guarantors or any of their respective subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Guarantor has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, the Guarantors or any of their respective subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or any Guarantor's knowledge, threatened against the Company, the Guarantors or any of their respective subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Guarantors or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the knowledge of the executive officers and key employees listed as such in the Prospectus and of those other officers and employees of the Company and the Guarantors with primary responsibility for managing the environmental affairs of the Company and the Guarantors and their respective facilities, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Guarantors or any of their respective subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Guarantors or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

      (z) Periodic Review of Costs of Environmental Compliance. To the knowledge of the Company and the Guarantors, based upon their assessment of the effect of Environmental Laws on the business, operations and properties of the Company, the Guarantors and their respective subsidiaries, and taking into account the amount of any established reserves, the Company and the Guarantors have reasonably concluded that associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) will not, individually or in the aggregate, result in a Material Adverse Change.

      (aa) ERISA Compliance. The Company, the Guarantors, their respective subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Guarantors, their respective subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any Guarantor or any of their respective subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company, such Guarantor or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Guarantors or their respective subsidiaries or any of their ERISA Affiliates, except as would not, individually or in the aggregate, result in a Material Adverse Change. No "employee benefit plan" established or maintained by the Company, the Guarantors, their respective subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA), except as would not, individually or in the aggregate, result in a Material Adverse Change. None of the Company, the Guarantors, their respective subsidiaries or any of their ERISA Affiliates have incurred or reasonably expect to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or Sections 412, 4971, 4975 or 4980B of the Code, except as would not, individually or in the aggregate, result in a Material Adverse Change. Except as would not, individually or in the aggregate, result in a Material Adverse Change, each "employee benefit plan" established or maintained by the Company, the Guarantors, their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

      (bb) No Default in Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Debt (as defined in the Indenture).

      (cc) Shell Subsidiaries. Neither Unimark Plastics, Inc., a Pennsylvania corporation ("Unimark"), nor TriEnda Corporation, an Indiana corporation ("TriEnda" and, together with Unimark, the "Shell Subsidiaries"), has any assets.

      (dd) Other Representations and Warranties. Any certificate signed by an officer of the Company or any of the Guarantors and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.


SECTION 2.    PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

      (a) The Securities. The Company agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 104.237% of the principal amount thereof payable on the Closing Date.

      (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m. New York City time, on May 8, 2003, or such other time and date as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Underwriters may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to investors copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 16.

      (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to CIBC World Markets Corp. for the accounts of the Underwriters certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Underwriters may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      (d) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriters shall reasonably request.

      (e) Delivery of Independent Underwriter. The Company hereby retains CIBC World Markets Corp. and CIBC World Markets Corp. hereby agrees, to act as the Independent Underwriter pursuant to the rules of the NASD in connection with the offer and sale of the Securities.

SECTION 3. ADDITIONAL COVENANTS. The Company and the Guarantors, jointly and severally, further covenant and agree with each Underwriter as follows:

      (a) Underwriters' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Underwriters reasonably object.

      (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the common stock of the Company from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

      (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during such period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by or market-making activities of an Underwriter or dealer (the "Prospectus Delivery Period"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus, to amend the Registration Statement or to amend the documents incorporated therein, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriters (or counsel for the Underwriters) or the Company (or counsel for the Company) it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Underwriters, amendments or supplements to the Prospectus or the Registration Statement (including the documents incorporated therein) so that the statements in the Prospectus and the Registration Statement as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus and the Registration Statement, as amended or supplemented, will comply with law.

          The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each registration statement, prospectus, amendment or supplement referred to in this Section 3.

      (d) Copies of the Prospectus. The Company agrees to furnish the Underwriters, without charge, as many copies of the Prospectus and any amendments and supplements thereto as they shall have reasonably requested.

      (e) Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (g) The Depositary. The Company shall cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

      (h) Timely Exchange Act Filings. Prior to the completion of the sale of the Securities by the Underwriters, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

      (i) Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Prospectus, the Company will not, without the prior written consent of CIBC World Market Corp. (which consent may be withheld at the sole discretion of CIBC World Market Corp.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than the exchange offer contemplated by the Registration Rights Agreement or as contemplated by this Agreement). It is agreed and understood that borrowings under the Senior Credit Facility are not prohibited by this clause (i).

      (j) Future Reports to the Underwriters. For so long as any Securities remain outstanding, the Company and the Guarantors shall furnish to CIBC World Market Corp. (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company and its consolidated subsidiaries as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's and the Guarantors' independent public or certified public accountants and (ii) as soon as available, copies of any report or communication of the Company or the Guarantors mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

      (k) Contingent Payment Debt Instruments. The Company shall not treat the Securities as contingent payment debt instruments (within the meaning of United States Treasury Regulation Section 1.1275-4) for U.S. federal income tax purposes unless required to do so pursuant to a final determination of the Internal Revenue Service or a court of competent jurisdiction.

          CIBC World Markets Corp., on behalf of the Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

      (l) Shell Subsidiaries. The Company and the Guarantors shall not, and shall not permit their respective subsidiaries to, transfer any assets to the Shell Subsidiaries or to X Properties, LLC ("X

Properties"), in the case of TriEnda or to X Properties only, until the exchange contemplated by the Registration Rights Agreement has been consummated. The Company and the Guarantors shall prohibit the performance of any activities by the Shell Subsidiaries, in the case of TriEnda and X Properties only, until the exchange contemplated by the Registration Rights Agreement has been consummated. As promptly as possible after the date of this Agreement, the Company shall cause Unimark to be dissolved, be merged out of existence or otherwise cease to exist, and shall provide satisfactory evidence of such dissolution, merger or non-existence to the Underwriters and its counsel upon such event.

      (m) Newly-Acquired Subsidiaries. On or prior to May 28, 2003, the Company and the Guarantors shall cause each of O.W.D., Incorporated and Tupper Lake Plastics, Incorporated to either (i) execute a guarantee on the Notes and on the 2002 Notes in accordance with the terms of the Indenture and the indenture governing the 2002 Notes (the "2002 Indenture"), respectively, (ii) be properly designated as an Unrestricted Subsidiary (as defined in the Indenture or the 2002 Indenture, as applicable) in accordance with the terms and provisions of each of the Indenture and the 2002 Indenture, respectively, or (iii) transfer all of its assets to the Company or a Guarantor and then be dissolved, be merged out of existence or otherwise cease to exist. The Company shall deliver to the Underwriters and its counsel evidence of such execution, designation, dissolution, merger or non-existence on or prior to May 28, 2003.

SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution, as applicable, of the Prospectus and the Registration Statement (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Notes and the Guarantees, (v) all filing fees, attorneys' fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Underwriters, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities, (vii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD if any, of the terms of the sale of the Securities and (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) Accountant's Comfort Letter. On the date hereof, the Underwriters shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company and Diamond Brands, Inc. a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Underwriters, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained and incorporated by reference in the Registration Statement and the Prospectus.

      (b) Compliance with Registration Requirements; No Stop Order. For the period from and after the Execution Date and prior to the Closing Date:

          (i) the Company, if required, shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b)(5) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

          (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

      (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

          (i) in the reasonable judgment of the Underwriters there shall not have occurred any Material Adverse Change; and

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, the Guarantors or any of their respective subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

      (d) Opinion of Counsel for the Company. On the Closing Date, the Underwriters shall have received the favorable opinion of Kane Kessler, P.C. counsel for the Company and the Guarantors, dated as of such Closing Date, substantially in the form of which is attached as Exhibit A.

      (e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

      (f) Officers' Certificate. On the Closing Date, the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company and in the case of each Guarantor, any applicable officer, dated as of the Closing Date, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company and of such Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

          (iii) the Company and such Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

          (iv) X Properties has become a guarantor of the 2002 Notes in accordance with the terms and provisions of the 2002 Indenture, and a copy of the supplemental indenture executed in connection therewith and the related opinion of counsel and other documents delivered to the trustee under the 2002 Indenture are attached as Annex A to such officer's certificate.

      (g) Bring-down Comfort Letter. On the Closing Date the Underwriters shall have received from each of Ernst & Young LLP, independent public or certified public accountants for the Company and Diamond Brands, Inc. a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

      (h) Pricing Opinion of the Independent Underwriter. On the Closing Date, CIBC World Markets Corp. and the Company shall have received the pricing opinion from the Independent Underwriter, in the form attached hereto as Exhibit B.

      (i) Registration Rights Agreement. The Company and each Guarantor shall have entered into the Registration Rights Agreement and the Underwriters shall have received executed counterparts thereof.

      (j) Indenture. The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Underwriters shall have received an executed copy thereof.

      (k) Credit Agreement. The Company and the Guarantors shall have obtained consents and waivers from the lenders party to the Senior Credit Facility permitting the Company and the Guarantors to incur the debt under the Securities, and the Underwriters shall have received an executed copy thereof.

      (l) X Properties to Become 2002 Notes Guarantor. The Company shall have caused X Properties to become a guarantor of the 2002 Notes in accordance with the terms and provisions of the 2002 Indenture.

      (m) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

              If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Underwriters pursuant to Section 5, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or to comply with any provision hereof, each of the Company and the Guarantors agrees, jointly and severally, to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective upon execution by the parties hereto.

SECTION 8.    INDEMNIFICATION.

      (a) Indemnification of the Underwriters. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter (including the Independent Underwriter in its role as qualified independent underwriter pursuant to the rules of the NASD), its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, (or any amendment or supplement thereto), including any information deemed to be part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact required to be stated therein contained or incorporated by reference in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or any of the Guarantors contained herein; (iv) in whole or in part upon any failure of the Company or any of the Guarantors to perform its obligations hereunder or under law; (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; provided that the Company and the Guarantors shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; or (vi) any act or failure to act or any alleged act or failure to act by the Independent Underwriter in connection with its role as "qualified independent underwriter" pursuant to the rules of the NASD (provided that the Company and the Guarantors shall not be liable under this clause to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any acts or failures to act, undertaken or omitted to be taken by such Independent Underwriter through its gross negligence or willful misconduct) and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by CIBC World Markets Corp.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company or any of the Guarantors may otherwise have.

      (b) Indemnification of the Company, the Guarantors, their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and each of their respective directors and each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, any such Guarantor, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, any such Guarantor, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Guarantors expressly for use in any Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, in the second sentence of the fourth paragraph and in the sixth paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Underwriter may otherwise have.

      (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (CIBC World Markets Corp. in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or any of the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause above but also the relative fault of the Company or any of the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or any of the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities. The relative fault of the Company or any of the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

              The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

              Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each director of the Guarantors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or a Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and such Guarantor.

SECTION 10. TERMINATION OF THIS AGREEMENT. Prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriters there shall have occurred any Material Adverse Change; or (v) the Company, the Guarantors or their respective subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriters may interfere materially with the conduct of the business and operations of the Company, the Guarantors or their respective subsidiaries regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (x) the Company and the Guarantors to any Underwriter, except that the

Company and the Guarantors shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (y) Underwriter to the Company, or (z) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Guarantors or any of its or their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

         CIBC World Markets Corp.
         425 Lexington Avenue, 5th Floor
         New York, NY 10017
         Facsimile:  (212) 885-4801
         Attention:  High Yield Capital Markets

         and

         Banc of America Securities LLC
         9 West 57th Street, 31st Floor
         New York, NY 10019
         Facsimile:  212-583-8324
         Attention:  High Yield Capital Markets

with a copy to:

         Latham & Watkins LLP
         885 Third Avenue, Suite 1000
         New York, NY 10022
         Facsimile:  (212) 751-4864
         Attention:  Ian Blumenstein


If to the Company or  the Guarantors:

         Jarden Corporation
         Suite B-302
         555 Theodore Fremd Avenue
         Rye, NY 10580
         Facsimile:  (914) 967-9405
         Attention:  Ian G.H. Ashken
with a copy to:

         Kane Kessler P.C.
         1350 Avenue of the Americas, 26th Floor
         New York, New York
         Facsimile:  (212) 245-3009
         Attention:  Robert L. Lawrence


Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 16. CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. DEFAULT OF ONE OR MORE OF THE UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting

Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 16. Any action taken under this Section 16 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                               Very truly yours,

                               JARDEN CORPORATION




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Senior Vice President


                               ALLTRISTA NEWCO CORPORATION




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President


                               QUOIN CORPORATION




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President


                               HEARTHMARK, INC.




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President


                               ALLTRISTA PLASTICS CORPORATION




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President

                               ALLTRISTA ZINC PRODUCTS, L.P.




                               By:  Alltrista Newco Corporation,
                                    its General Partner


                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President


                               TILIA, INC.




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President


                               TILIA DIRECT, INC.




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President


                               TILIA INTERNATIONAL, INC.




                               By: /s/ Desiree DeStefano
                                   -------------------------------------
                               Name:   Desiree DeStefano
                               Title:  Vice President

                  The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.



CIBC WORLD MARKETS CORP.
BANC OF AMERICA SECURITIES LLC


By:  CIBC World Markets Corp.
     On behalf of the Underwriters and
     as Independent Underwriter





By:  /s/ Peter Mejlander
     ----------------------
     Name: Peter Mejlander
     Title:  Director